                                                                     Exhibit 5.1

                [LETTERHEAD OF BATTLE FOWLER LLP APPEARS HERE]










                               September 22, 1997





Board of Directors
American General Hospitality Corporation
5605 MacArthur Blvd.
Suite 1200
Irving, Texas  75038

     Re:   American General Hospitality Corporation
           Registration Statement on Form S-3
           ----------------------------------------

Gentlemen:

     We are acting as counsel for American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with its Registration Statement on Form S-3, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to the registration of up to 2,172,370 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock") by the Company, pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"). Up to 1,896,996 of the Shares (the "OP Exchange Shares") may be issued by the Company to holders of units of limited partnership interests ("OP Units") in American General Hospitality Operating Partnership, L.P., a Delaware limited Partnership, in exchange for OP Units and 275,374 of the Shares (the "Restricted Shares") are being registered by the Company for the account of certain stockholders.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     2.  The Bylaws of the Company, certified as of a recent date by its
Secretary:

     3. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares (the "Resolutions"), certified as of a recent date by the Secretary of the Company;

     4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     5. The form of certificate representing a share of the Common Stock, certified as of a recent date by the Secretary of the Company; and

     6. A certificate executed by Kenneth E. Barr, Secretary of the Company, dated as of a recent date.

Board of Directors                                            September 22, 1997

               In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

               In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; and

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All Statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

               We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law of the United States. With respect to matters of Maryland law, we have relied exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company, a copy of which is attached hereto as Exhibit
                                                                       -------
A. No opinion is expressed as to the effect that the law of any other
-
jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

               Based upon and subject to the foregoing, we are of the opinion that:

               1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with SDAT.

               2. The Restricted Shares have been duly authorized, are validly issued and nonassessable.

               3. The OP Exchange Shares, upon the due execution, countersignature and delivery of certificates representing OP Exchange Shares and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the OP Exchange Shares are actually issued (not including any of the OP Exchange Shares), and (c) the OP Exchange Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue, the OP Exchange Shares are duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors authorizing their issuance, will be validly issued, fully paid and nonassessable.

               We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the

Board of Directors                                            September 22, 1997

caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                      Very truly yours,



                                      BATTLE FOWLER LLP

                                   EXHIBIT A
                                   ---------

        [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL APPEARS HERE]


                               September 22, 1997


Battle Fowler LLP
75 East 55th Street
New York, New York  10022

                   Re:  American General Hospitality Corporation:
                        Registration Statement on Form S-3: 2,172,370 Shares of Common Stock
                        ----------------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 2,172,370 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), by the Company, pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Up to 1,896,996 of the Shares (the "OP Exchange Shares") may be issued by the Company to holders of units of limited partnership interest ("OP Units") in American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for OP Units and 275,374 of the Shares (the "Restricted Shares") are being registered by the Company for the account of certain stockholders. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

Battle Fowler LLP
September 22 1997
Page 2


     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     2.  The Bylaws of the Company, certified as of a recent date by its
Secretary:

     3. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares (the "Resolutions"), certified as of a recent date by the Secretary of the Company;

     4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     5. The form of certificate representing a share of the Common Stock, certified as of a recent date by the Secretary of the Company;

     6. A certificate executed by Kenneth E. Barr, Secretary of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; and

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on

Battle Fowler LLP
September 22, 1997
Page 3


all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All Statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Restricted Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     3. The OP Exchange Shares, upon the due execution, countersignature and delivery of certificates representing OP Exchange Shares and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the OP Exchange Shares are actually issued (not including any of the OP Exchange Shares), and (c) the OP Exchange Shares will not exceed the total number of shares of Common Stock that the Company is authorized to issue, the OP Exchange Shares are duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors authorizing their issuance, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any securities laws.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for purposes of rendering an opinion to the Board of Directors of the Company in connection with the registration of the Shares pursuant to the Registration Statement. This opinion may be submitted to the Securities and Exchange Commission as an exhibit to the Registration Statement and, except as provided above, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than the Company) without, in each instance, our prior written consent.

Battle Fowler LLP
September 22, 1997
Page 4


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                       Very truly yours,


                                       BALLARD SPAHR ANDREWS & INGERSOLL